EXHIBIT 99.1
HANMI FINANCIAL CORPORATION REPORTS
NET INCOME OF $11.1 MILLION FOR THIRD QUARTER OF 2007
     LOS ANGELES, California — November 6, 2007 — Hanmi Financial Corporation (NASDAQ:HAFC), the holding company for Hanmi Bank, reported that for the three months ended September 30, 2007, it earned net income of $11.1 million, a decrease of 27.6 percent compared to net income of $15.3 million for the second quarter of 2007. Earnings per share were $0.23 (diluted), a decrease of 25.8 percent compared to $0.31 per share (diluted) for the second quarter of 2007.
     “Our strong loan growth and the opening of our 24th branch during the quarter were overshadowed by higher loan loss provisions and continued margin compression. During the quarter, our loan portfolio increased $164.0 million and we opened a new branch in Rancho Cucamonga, California,” said Sung Won Sohn, Ph.D., President and Chief Executive Officer. “However, our net interest margin decreased from 4.51 percent in the second quarter to 4.26 percent in the third quarter. We expect our margin to continue to experience competitive pressures in the near term and the recent change in the Federal Reserve monetary policy will hurt margins until it is fully reflected in the repricing of our time deposits.”
     “The third quarter increase of $5.4 million in the provision for credit losses stems in part from a group of six related business acquisition loans amounting to $3.6 million, some of which have become the subject of litigation that we initiated.”
     “In this uncertain economic and financial environment, the asset quality is a serious concern for all lenders. Fortunately, Hanmi’s exposure to the residential market is minimal. The commercial real estate market, about two-thirds of Hanmi’s portfolio, continues to remain healthy. However, in recent quarters, we have experienced higher delinquencies and charge-offs resulting from a more challenging environment for our customers.”
THIRD-QUARTER HIGHLIGHTS
•	Net interest income before provision for credit losses was $37.9 million for the third quarter of 2007, compared to $38.6 million for the second quarter of 2007 and $39.7 million for the third quarter of 2006, reflecting a 2.8 percent and 7.3 percent, respectively, sequential increase in average interest-earning assets. Net interest margin for the third quarter of 2007 was 4.26 percent, compared to 4.51 percent for the second quarter of 2007 and 4.79 percent for the third quarter of 2006.

•	The loan portfolio increased by $354.9 million, or 12.4 percent, to $3.22 billion at September 30, 2007, compared to $2.86 billion at December 31, 2006, reflecting continued growth in commercial and industrial loans.

•	Non-performing loans increased by $22.1 million to $44.7 million, or 1.39 percent of the portfolio, at September 30, 2007, compared to $22.6 million, or 0.74 percent of the portfolio, at June 30, 2007. Loans over 30 days delinquent increased from $32.0 million at June 30, 2007 to $55.0 million at September 30, 2007.

•	The provision for credit losses was $8.5 million for the third quarter of 2007, compared to $3.0 million for the second quarter of 2007 and $1.7 million for the third quarter of 2006.

•	The allowance for loan losses was 1.07 percent, 1.05 percent and 0.99 percent of the gross loan portfolio at September 30, 2007, June 30, 2007 and September 30, 2006, respectively.

•	During the third quarter, the Company repurchased 1,004,100 of its shares at a cost of $15.0 million, or $14.90 per share.

NET INTEREST INCOME BEFORE PROVISION FOR CREDIT LOSSES
     Net interest income before provision for credit losses was $37.9 million for the third quarter of 2007, a decrease of $735,000, or 1.9 percent, compared to $38.6 million for the second quarter of 2007, and a decrease of $1.9 million, or 4.7 percent, compared to $39.7 million for the third quarter of 2006.
     The yield on the loan portfolio was 8.44 percent for the third quarter of 2007, a decrease of 24 basis points compared to 8.68 percent for the second quarter of 2007, and a decrease of 45 basis points compared to 8.89 percent for the third quarter of 2006. The yield on investment securities was 4.52 percent for the third quarter of 2007, an increase of 12 basis points compared to 4.40 percent for the second quarter of 2007, and an increase of four basis points compared to 4.48 percent for the third quarter of 2006.
     The yield on average interest-earning assets was 8.01 percent for the third quarter of 2007, a decrease of 16 basis points compared to 8.17 percent for the second quarter of 2007, and a decrease of 28 basis points compared to 8.29 percent for the third quarter of 2006. The cost of interest-bearing liabilities was 4.93 percent for the third quarter of 2007, an increase of one basis point compared to 4.92 percent for the second quarter of 2007, and an increase of 20 basis points compared to 4.73 percent for the third quarter of 2006, as the competitive deposit rate environment continued to stabilize.
PROVISION FOR CREDIT LOSSES
     The provision for credit losses was $8.5 million for the third quarter of 2007, compared to $3.0 million for the second quarter of 2007 and $1.7 million for the third quarter of 2006. In the third quarter of 2007, net charge-offs were $6.1 million, compared to $2.5 million for the second quarter of 2007 and $656,000 for the third quarter of 2006.
     The sequential increase in the provision for credit losses is attributable to an increased migration of loans into more adverse risk rating categories, including a group of six related business acquisition loans amounting to $3.6 million, some of which have become the subject of litigation; an increase of $164.0 million, or 5.4 percent, in the loan portfolio; and a higher rate of increase in non-performing assets, which increased $21.3 million in the third quarter to a balance of $45.0 million at September 30, 2007, compared to an increase of $4.2 million to a balance of $23.7 million at June 30, 2007.
     Delinquent loans increased to $55.0 million, or 1.71 percent of gross loans, at September 30, 2007 from $32.0 million, or 1.05 percent of gross loans, at June 30, 2007. While the level of non-performing assets and delinquent loans are indicators of the credit quality of the portfolio, the provision for credit losses is determined primarily on the basis of loan classifications and the historical loss experience with similarly situated credits.
NON-INTEREST INCOME
     Non-interest income decreased by $1.2 million, or 10.9 percent, to $9.5 million for the third quarter of 2007, compared to $10.7 million for the second quarter of 2007, and increased by $354,000, or 3.9 percent, compared to $9.2 million for the third quarter of 2006. The decrease in non-interest income from the second quarter of 2007 to the third quarter of 2007 is primarily attributable to a $1.2 million decrease in the amount of gain on sales of loans. The increase in non-interest income from the third quarter of 2006 to the third quarter of 2007 is primarily attributable to an increase of $881,000 in insurance commissions, reflecting the acquisitions of two insurance agencies in the first quarter of 2007, and a $226,000 gain on sale of OREO, partially offset by a $877,000 decrease in the amount of gain on sales of loans.
NON-INTEREST EXPENSES
     Non-interest expenses decreased by $241,000, or 1.1 percent, to $21.2 million for the third quarter of 2007, compared to $21.5 million for the second quarter of 2007, and increased by $1.4 million, or 7.0 percent, compared to $19.9 million for the third quarter of 2006. Salaries and employee benefits increased by $636,000, or 5.9 percent, sequentially from $10.8 million for the second quarter of 2007 to $11.4 million for the third quarter of 2007 because of the opening of the Rancho Cucamonga branch in August 2007 and increased accruals for incentive compensation.

     The efficiency ratio (non-interest expenses divided by the sum of net interest income before provision for credit losses and non-interest income) for the third quarter of 2007 was 44.85 percent, compared to 43.61 percent for the second quarter of 2007 and 40.61 percent for the third quarter of 2006, in part reflecting the acquisitions of two insurance agencies in the first quarter of 2007 and the opening of the Rancho Cucamonga and Fullerton branches during 2007.
PROVISION FOR INCOME TAXES
     The provision for income taxes reflects a 37.2 percent effective tax rate for the third quarter of 2007, compared to a 38.1 percent effective tax rate for the second quarter of 2007 and a 35.7 percent effective tax rate for the third quarter of 2006. Changes in the effective tax rate reflect a relatively stable level of Enterprise Zone and low-income housing tax credits in periods in which there were changes in taxable income.
FINANCIAL POSITION
     Total assets were $4.01 billion at September 30, 2007, an increase of $286.4 million, or 7.7 percent, compared to $3.73 billion at December 31, 2006, and an increase of $272.5 million, or 7.3 percent, from the September 30, 2006 balance of $3.74 billion.
     At September 30, 2007, net loans totaled $3.19 billion, an increase of $348.0 million, or 12.3 percent, from $2.84 billion at December 31, 2006. Real estate loans increased by $57.7 million, or 5.5 percent, to $1.10 billion at September 30, 2007, compared to $1.04 billion at December 31, 2006, and commercial and industrial loans grew by $306.6 million, or 17.8 percent, to $2.03 billion at September 30, 2007, compared to $1.73 billion at December 31, 2006.
     The growth in total assets was funded primarily by an increase in FHLB advances and other borrowings of $192.3 million, up 113.8 percent to $361.3 million at September 30, 2007, compared to $169.0 million at December 31, 2006. In addition, deposits increased $102.8 million, up 3.5 percent to $3.05 billion at September 30, 2007 from $2.94 billion at December 31, 2006. The increase in deposits included increases in time deposits of $100,000 or more of $91.4 million, up 6.6 percent to $1.47 billion, in money market checking accounts of $38.0 million, up 8.7 percent to $476.3 million, and in other time deposits of $16.4 million, up 5.5 percent to $311.9 million, partially offset by decreases in noninterest-bearing demand deposits of $37.8 million, down 5.2 percent to $690.5 million, and in savings accounts of $5.1 million, down 5.1 percent to $94.2 million.
ASSET QUALITY
     Total non-performing assets, including loans 90 days or more past due and still accruing, non-accrual loans and other real estate owned (“OREO”) assets, increased by $30.8 million to $45.0 million at September 30, 2007 from $14.2 million at December 31, 2006, and increased by $31.5 million from $13.5 million at September 30, 2006. Non-performing loans at September 30, 2007 included a $17 million construction loan for low-income housing that is fully collateralized and participated in by the local government. The downgrade of this loan relates to project cost overruns and construction delays. Despite these set backs we anticipate the project being completed and our loan being repaid without a loss to the Bank. Additionally, to date, we have never lost any money on low-income housing projects. Non-performing loans as a percentage of gross loans increased to 1.39 percent at September 30, 2007 from 0.50 percent at December 31, 2006 and 0.47 percent at September 30, 2006.
     At September 30, 2007, delinquent loans were $55.0 million, or 1.71 percent of gross loans, compared to $19.6 million, or 0.68 percent of gross loans, at December 31, 2006, and $24.1 million, or 0.84 percent of gross loans, at September 30, 2006.
     At September 30, 2007, the Company maintained an allowance for loan losses of $34.5 million and a liability for off-balance sheet exposure, primarily unfunded loan commitments, of $1.8 million. The allowance for loan losses represented 1.07 percent of gross loans at September 30, 2007, compared to 0.96 percent and 0.99 percent at December 31, 2006 and September 30, 2006, respectively. As of September 30, 2007, the allowance for loan losses was 77.19 percent of non-performing loans, compared to 193.9 percent at December 31, 2006 and 209.8 percent at September 30, 2006.

ABOUT HANMI FINANCIAL CORPORATION
     Headquartered in Los Angeles, Hanmi Bank, a wholly owned subsidiary of Hanmi Financial Corporation, provides services to the multi-ethnic communities of California, with 24 full-service offices in Los Angeles, Orange, San Bernardino, San Francisco, Santa Clara and San Diego counties, and nine loan production offices in California, Colorado, Georgia, Illinois, Texas, Virginia and Washington. Hanmi Bank specializes in commercial, SBA, trade finance and consumer lending, and is a recognized community leader. Hanmi Bank’s mission is to provide a full range of quality products and premier services to its customers and to maximize shareholder value. Additional information is available at www.hanmifinancial.com.
FORWARD-LOOKING STATEMENTS
     This release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the following: general economic and business conditions in those areas in which we operate; demographic changes; competition for loans and deposits; fluctuations in interest rates; risks of natural disasters related to our real estate portfolio; risks associated with SBA loans; changes in governmental regulation; credit quality; the ability of borrowers to perform under the terms of their loans and other terms of credit agreements; our ability to successfully integrate acquisitions we may make; the availability of capital to fund the expansion of our business; and changes in securities markets. In addition, we set forth certain risks in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which could cause actual results to differ from those projected. We undertake no obligation to update such forward-looking statements except as required by law.
CONTACT
Hanmi Financial Corporation
Stephanie Yoon
Investor Relations
(213) 427-5631

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in Thousands)

	September 30,	December 31,	%	September 30,	%
	2007	2006	Change	2006	Change
ASSETS
Cash and Due from Banks	$103,789	$97,501	6.4%	$97,609	6.3%
Federal Funds Sold	—	41,000	(100.0)%	67,000	(100.0)%

Cash and Cash Equivalents	103,789	138,501	(25.1)%	164,609	(36.9)%

Term Federal Funds Sold	—	5,000	(100.0)%	—	—
Investment Securities	357,616	391,579	(8.7)%	398,956	(10.4)%
Loans:
Loans, Net of Deferred Loan Fees	3,219,871	2,864,947	12.4%	2,850,146	13.0%
Allowance for Loan Losses	(34,503)	(27,557)	25.2%	(28,276)	22.0%

Net Loans	3,185,368	2,837,390	12.3%	2,821,870	12.9%

Customers’ Liability on Acceptances	5,357	8,403	(36.2)%	11,245	(52.4)%
Premises and Equipment, Net	20,597	20,075	2.6%	20,322	1.4%
Accrued Interest Receivable	17,619	16,919	4.1%	16,190	8.8%
Other Real Estate Owned	287	—	—	—	—
Deferred Income Taxes	13,480	13,064	3.2%	10,959	23.0%
Servicing Asset	4,328	4,579	(5.5)%	4,266	1.5%
Goodwill	209,991	207,646	1.1%	207,646	1.1%
Other Intangible Assets	7,457	6,312	18.1%	6,876	8.4%
Federal Reserve Bank and Federal Home Loan Bank Stock	25,525	24,922	2.4%	24,768	3.1%
Bank-Owned Life Insurance	24,285	23,592	2.9%	23,368	3.9%
Other Assets	35,916	27,261	31.7%	28,080	27.9%

Total Assets	$4,011,615	$3,725,243	7.7%	$3,739,155	7.3%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Noninterest-Bearing	$690,513	$728,347	(5.2)%	$756,901	(8.8)%
Interest-Bearing	2,357,044	2,216,368	6.3%	2,216,880	6.3%

Total Deposits	3,047,557	2,944,715	3.5%	2,973,781	2.5%
Accrued Interest Payable	20,449	22,582	(9.4)%	19,191	6.6%
Acceptances Outstanding	5,357	8,403	(36.2)%	11,245	(52.4)%
FHLB Advances and Other Borrowings	361,344	169,037	113.8%	169,435	113.3%
Junior Subordinated Debentures	82,406	82,406	—	82,406	—
Other Liabilities	11,593	10,983	5.6%	12,392	(6.4)%

Total Liabilities	3,528,706	3,238,126	9.0%	3,268,450	8.0%
Shareholders’ Equity	482,909	487,117	(0.9)%	470,705	2.6%

Total Liabilities and Shareholders’ Equity	$4,011,615	$3,725,243	7.7%	$3,739,155	7.3%

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in Thousands, Except Per Share Data)

	For the Three Months Ended					For the Nine Months Ended
	Sept. 30,	June 30,	%	Sept. 30,	%	Sept. 30,	Sept. 30,	%
	2007	2007	Change	2006	Change	2007	2006	Change
INTEREST INCOME:
Interest and Fees on Loans	$66,714	$65,212	2.3%	$63,392	5.2%	$194,487	$175,409	10.9%
Interest on Investments	4,422	4,472	(1.1)%	4,836	(8.6)%	13,558	14,948	(9.3)%
Interest on Federal Funds Sold	61	176	(65.3)%	436	(86.0)%	963	748	28.7%
Interest on Term Federal Funds Sold	—	—	—	—	—	5	—	—

Total Interest Income	71,197	69,860	1.9%	68,664	3.7%	209,013	191,105	9.4%

INTEREST EXPENSE:
Interest on Deposits	27,882	26,691	4.5%	25,178	10.7%	80,654	66,690	20.9%
Interest on FHLB Advances and Other Borrowings	3,785	2,919	29.7%	2,084	81.6%	8,875	4,699	88.9%
Interest on Junior Subordinated Debentures	1,675	1,660	0.9%	1,672	0.2%	4,974	4,734	5.1%

Total Interest Expense	33,342	31,270	6.6%	28,934	15.2%	94,503	76,123	24.1%

NET INTEREST INCOME BEFORE PROVISION FOR CREDIT LOSSES	37,855	38,590	(1.9)%	39,730	(4.7)%	114,510	114,982	(0.4)%

Provision for Credit Losses	8,464	3,023	180.0%	1,682	403.2%	17,619	5,542	217.9%

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	29,391	35,567	(17.4)%	38,048	(22.8)%	96,891	109,440	(11.5)%

NON-INTEREST INCOME:
Service Charges on Deposit Accounts	4,463	4,438	0.6%	4,249	5.0%	13,389	12,663	5.7%
Insurance Commissions	1,131	1,279	(11.6)%	250	352.4%	3,535	646	447.2%
Trade Finance Fees	1,082	1,177	(8.1)%	1,227	(11.8)%	3,549	3,414	4.0%
Remittance Fees	512	520	(1.5)%	517	(1.0)%	1,503	1,537	(2.2)%
Other Service Charges and Fees	691	574	20.4%	591	16.9%	1,881	1,739	8.2%
Bank-Owned Life Insurance Income	234	229	2.2%	221	5.9%	693	654	6.0%
Increase in Fair Value of Derivatives	207	222	(6.8)%	389	(46.8)%	521	723	(27.9)%
Other Income	457	491	(6.9)%	328	39.3%	1,223	911	34.2%
Gain on Sales of Loans	523	1,762	(70.3)%	1,400	(62.6)%	3,685	3,550	3.8%
Gain on Sales of Other Real Estate Owned	226	—	—	—	—	226	48	370.8%

Total Non-Interest Income	9,526	10,692	(10.9)%	9,172	3.9%	30,205	25,885	16.7%

NON-INTEREST EXPENSES:
Salaries and Employee Benefits	11,418	10,782	5.9%	10,357	10.2%	33,961	30,209	12.4%
Occupancy and Equipment	2,657	2,571	3.3%	2,482	7.1%	7,740	7,122	8.7%
Data Processing	1,540	1,665	(7.5)%	1,431	7.6%	4,768	4,314	10.5%
Advertising and Promotion	943	889	6.1%	665	41.8%	2,493	2,122	17.5%
Supplies and Communications	704	704	—	636	10.7%	1,996	1,848	8.0%
Professional Fees	565	647	(12.7)%	390	44.9%	1,686	1,550	8.8%
Amortization of Other Intangible Assets	570	592	(3.7)%	585	(2.6)%	1,776	1,815	(2.1)%
Decrease in Fair Value of Embedded Option	37	196	(81.1)%	78	(52.6)%	233	292	(20.2)%
Other Operating Expenses	2,815	3,444	(18.3)%	3,237	(13.0)%	9,055	8,126	11.4%

Total Non-Interest Expenses	21,249	21,490	(1.1)%	19,861	7.0%	63,708	57,398	11.0%

INCOME BEFORE PROVISION FOR INCOME TAXES	17,668	24,769	(28.7)%	27,359	(35.4)%	63,388	77,927	(18.7)%
Provision for Income Taxes	6,580	9,446	(30.3)%	9,762	(32.6)%	23,922	29,588	(19.1)%

NET INCOME	$11,088	$15,323	(27.6)%	$17,597	(37.0)%	$39,466	$48,339	(18.4)%

EARNINGS PER SHARE:
Basic	$0.23	$0.32	(28.1)%	$0.36	(36.1)%	$0.82	$0.99	(17.2)%
Diluted	$0.23	$0.31	(25.8)%	$0.36	(36.1)%	$0.81	$0.98	(17.3)%
WEIGHTED-AVERAGE SHARES OUTSTANDING:
Basic	47,355,143	48,397,824		48,890,662		48,232,464	48,809,921
Diluted	47,536,078	48,737,574		49,450,601		48,569,863	49,395,152
SHARES OUTSTANDING AT PERIOD-END	46,986,341	47,950,929		48,991,146		46,986,341	48,991,146

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL DATA (UNAUDITED)
(Dollars in Thousands)

	For the Three Months Ended					For the Nine Months Ended
	Sept. 30,	June 30,	%	Sept. 30,	%	Sept. 30,	Sept. 30,	%
	2007	2007	Change	2006	Change	2007	2006	Change
AVERAGE BALANCES:
Average Gross Loans, Net of Deferred Loan Fees	$3,135,531	$3,014,895	4.0%	$2,828,972	10.8%	$3,011,946	$2,702,902	11.4%
Average Investment Securities	360,626	375,598	(4.0)%	401,039	(10.1)%	374,209	421,195	(11.2)%
Average Interest-Earning Assets	3,526,493	3,429,123	2.8%	3,287,581	7.3%	3,435,932	3,169,215	8.4%
Average Total Assets	3,915,517	3,818,170	2.5%	3,675,091	6.5%	3,825,784	3,557,227	7.5%
Average Deposits	3,016,118	2,967,748	1.6%	2,927,956	3.0%	2,976,676	2,857,260	4.2%
Average Borrowings	367,605	304,744	20.6%	241,404	52.3%	308,406	209,770	47.0%
Average Interest-Bearing Liabilities	2,683,930	2,551,665	5.2%	2,427,883	10.5%	2,575,061	2,329,135	10.6%
Average Shareholders’ Equity	487,006	495,719	(1.8)%	463,011	5.2%	494,731	450,069	9.9%
Average Tangible Equity	269,255	277,414	(2.9)%	248,147	8.5%	276,627	233,671	18.4%

PERFORMANCE RATIOS:
Return on Average Assets	1.12%	1.61%		1.90%		1.38%	1.82%
Return on Average Shareholders’ Equity	9.03%	12.40%		15.08%		10.67%	14.36%
Return on Average Tangible Equity	16.34%	22.15%		28.13%		19.07%	27.66%
Efficiency Ratio	44.85%	43.61%		40.61%		44.02%	40.75%
Net Interest Margin	4.26%	4.51%		4.79%		4.46%	4.85%

ALLOWANCE FOR LOAN LOSSES:
Balance at the Beginning of Period	$32,190	$31,527	2.1%	$27,250	18.1%	$27,557	$24,963	10.4%
Provision Charged to Operating Expense	8,397	3,181	164.0%	1,682	399.2%	17,952	5,542	223.9%
Charge-Offs, Net of Recoveries	(6,084)	(2,518)	141.6%	(656)	827.4%	(11,006)	(2,229)	393.8%

Balance at the End of Period	$34,503	$32,190	7.2%	$28,276	22.0%	$34,503	$28,276	22.0%

Allowance for Loan Losses to Total Gross Loans	1.07%	1.05%		0.99%		1.07%	0.99%
Allowance for Loan Losses to Total Non-Performing Loans	77.19%	142.30%		209.82%		77.19%	209.82%

ALLOWANCE FOR OFF-BALANCE SHEET ITEMS:
Balance at the Beginning of Period	$1,730	$1,888	(8.4)%	$2,130	(18.8)%	$2,130	$2,130	—
Provision Charged to Operating Expense	67	(158)	(142.4)%	—	—	(333)	—	—

Balance at the End of Period	$1,797	$1,730	3.9%	$2,130	(15.6)%	$1,797	$2,130	(15.6)%

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL DATA (UNAUDITED) (Continued)
(Dollars in Thousands)

	Sept. 30,	Dec. 31,	%	Sept. 30,	%
	2007	2006	Change	2006	Change
NON-PERFORMING ASSETS:
Non-Accrual Loans	$44,497	$14,213	213.1%	$13,470	230.3%
Loans 90 Days or More Past Due and Still Accruing	199	2	9,850.0%	6	3,216.7%

Total Non-Performing Loans	44,696	14,215	214.4%	13,476	231.7%
Other Real Estate Owned	287	—	—	—	—

Total Non-Performing Assets	$44,983	$14,215	216.4%	$13,476	233.8%

Total Non-Performing Loans/Total Gross Loans	1.39%	0.50%		0.47%
Total Non-Performing Assets/Total Assets	1.12%	0.38%		0.36%
Total Non-Performing Assets/Allowance for Loan Losses	130.4%	51.6%		47.7%
DELINQUENT LOANS	$54,954	$19,616	180.1%	$24,081	128.2%

Delinquent Loans/Total Gross Loans	1.71%	0.68%		0.84%

LOAN PORTFOLIO:
Real Estate Loans	$1,099,100	$1,041,393	5.5%	$1,014,058	8.4%
Commercial and Industrial Loans	2,033,009	1,726,434	17.8%	1,739,476	16.9%
Consumer Loans	90,416	100,121	(9.7)%	100,180	(9.7)%

Total Gross Loans	3,222,525	2,867,948	12.4%	2,853,714	12.9%
Deferred Loan Fees	(2,654)	(3,001)	(11.6)%	(3,568)	(25.6)%

Loans, Net of Deferred Loan Fees	3,219,871	2,864,947	12.4%	2,850,146	13.0%
Allowance for Loan Losses	(34,503)	(27,557)	25.2%	(28,276)	22.0%

Loans Receivable, Net	$3,185,368	$2,837,390	12.3%	$2,821,870	12.9%

LOAN MIX:
Real Estate Loans	34.1%	36.3%		35.5%
Commercial and Industrial Loans	63.1%	60.2%		61.0%
Consumer Loans	2.8%	3.5%		3.5%

Total Gross Loans	100.0%	100.0%		100.0%

DEPOSIT PORTFOLIO:
Demand — Noninterest-Bearing	$690,513	$728,348	(5.2)%	$756,901	(8.8)%
Savings	94,150	99,254	(5.1)%	99,719	(5.6)%
Money Market Checking and NOW Accounts	476,257	438,267	8.7%	434,738	9.6%
Time Deposits of $100,000 or More	1,474,764	1,383,358	6.6%	1,393,721	5.8%
Other Time Deposits	311,873	295,488	5.5%	288,702	8.0%

Total Deposits	$3,047,557	$2,944,715	3.5%	$2,973,781	2.5%

DEPOSIT MIX:
Demand — Noninterest-Bearing	22.7%	24.7%		25.5%
Savings	3.1%	3.4%		3.4%
Money Market Checking and NOW Accounts	15.6%	14.9%		14.6%
Time Deposits of $100,000 or More	48.4%	47.0%		46.9%
Other Time Deposits	10.2%	10.0%		9.6%

Total Deposits	100.0%	100.0%		100.0%

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID (UNAUDITED)
(Dollars in Thousands)

	For the Three Months Ended									For the Nine Months Ended
	September 30, 2007			June 30, 2007			September 30, 2006			September 30, 2007			September 30, 2006
		Interest	Average		Interest	Average		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
INTEREST-EARNING ASSETS
LOANS:
Real Estate Loans:
Commercial Property	$775,605	$15,678	8.02%	$769,112	$15,534	8.10%	$774,934	$16,118	8.25%	$765,880	$46,380	8.10%	$756,707	$46,049	8.14%
Construction	227,779	4,814	8.38%	215,760	5,137	9.55%	174,332	4,333	9.86%	218,693	14,889	9.10%	171,654	12,386	9.65%
Residential Property	87,864	1,124	5.08%	86,596	1,157	5.36%	84,124	1,114	5.25%	86,505	3,378	5.22%	85,601	3,303	5.16%

Total Real Estate Loans	1,091,248	21,616	7.86%	1,071,468	21,828	8.17%	1,033,390	21,565	8.28%	1,071,078	64,647	8.07%	1,013,962	61,738	8.14%
Commercial and Industrial Loans	1,951,478	43,169	8.78%	1,848,369	41,206	8.94%	1,699,966	39,080	9.12%	1,846,247	123,143	8.92%	1,596,234	106,816	8.95%
Consumer Loans	94,751	1,798	7.53%	97,175	2,016	8.32%	99,268	2,255	9.01%	96,839	5,987	8.27%	96,490	6,219	8.62%

Total Loans — Gross	3,137,477	66,583	8.42%	3,017,012	65,050	8.65%	2,832,624	62,900	8.81%	3,014,164	193,777	8.60%	2,706,686	174,773	8.63%
Prepayment Penalty Income	—	131		—	162			492		—	710		—	636
Unearned Income on Loans, Net of Costs	(1,946)	—		(2,117)	—		(3,652)	—		(2,218)	—		(3,784)	—

Gross Loans, Net	$3,135,531	$66,714	8.44%	$3,014,895	$65,212	8.68%	$2,828,972	$63,392	8.89%	$3,011,946	$194,487	8.63%	$2,702,902	$175,409	8.68%

INVESTMENT SECURITIES:
Municipal Bonds	$70,984	$764	4.31%	$72,284	$762	4.22%	$71,301	$770	4.32%	$71,883	$2,290	4.25%	$72,702	$2,321	4.26%
U.S. Government Agency Securities	119,704	1,286	4.30%	118,696	1,233	4.16%	118,365	1,268	4.29%	118,894	3,775	4.23%	123,986	3,887	4.18%
Mortgage-Backed Securities	101,688	1,237	4.87%	111,568	1,317	4.72%	127,321	1,505	4.73%	110,656	3,958	4.77%	136,067	4,787	4.69%
Collateralized Mortgage Obligations	55,619	612	4.40%	60,199	651	4.33%	71,414	777	4.35%	59,977	1,960	4.36%	75,583	2,434	4.29%
Corporate Bonds	7,811	89	4.56%	7,907	89	4.50%	7,785	89	4.57%	7,862	268	4.55%	7,906	268	4.52%
Other Securities	4,820	84	6.97%	4,944	84	6.80%	4,854	85	7.00%	4,937	252	6.81%	4,951	253	6.81%

Total Investment Securities	$360,626	$4,072	4.52%	$375,598	$4,136	4.40%	$401,040	$4,494	4.48%	$374,209	$12,503	4.45%	$421,195	$13,950	4.42%

OTHER INTEREST-EARNING ASSETS:
Equity Securities (FHLB and FRB Stock)	$25,431	$350	5.51%	$25,290	$336	5.31%	$24,720	$342	5.53%	$25,244	$1,055	5.57%	$24,619	$997	5.40%
Federal Funds Sold	4,905	61	4.97%	13,340	176	5.28%	32,850	436	5.31%	24,405	963	5.26%	20,457	748	4.88%
Term Federal Funds Sold	—	—	—	—	—	—	—	—	—	128	5	0.1%	—	—	—
Interest-Earning Deposits	—	—	—	—	—	—	—	—	—	—	—	0.00%	42	1	4.01%

Total Other Interest-Earning Assets	$30,336	$411	5.42%	$38,630	$512	5.30%	$57,570	$778	5.41%	$49,777	$2,023	5.42%	$45,118	$1,746	5.16%

TOTAL INTEREST-EARNING ASSETS	$3,526,493	$71,197	8.01%	$3,429,123	$69,860	8.17%	$3,287,582	$68,664	8.29%	$3,435,932	$209,013	8.13%	$3,169,215	$191,105	8.06%

INTEREST-BEARING LIABILITIES

INTEREST-BEARING DEPOSITS:
Savings	$95,147	$567	2.36%	$99,457	$502	2.02%	$102,518	$440	1.70%	$98,440	$1,530	2.08%	$110,817	$1,402	1.69%
Money Market Checking and NOW Accounts	471,756	4,164	3.50%	432,408	3,666	3.40%	441,880	3,512	3.15%	444,173	11,302	3.40%	481,564	10,864	3.02%
Time Deposits of $100,000 or More	1,438,711	19,263	5.31%	1,411,099	18,778	5.34%	1,358,908	17,881	5.22%	1,418,825	56,539	5.33%	1,250,467	45,534	4.87%
Other Time Deposits	310,711	3,888	4.96%	303,957	3,745	4.94%	283,173	3,345	4.69%	305,217	11,283	4.94%	276,517	8,890	4.30%

Total Interest-Bearing Deposits	$2,316,325	$27,882	4.78%	$2,246,921	$26,691	4.76%	$2,186,479	$25,178	4.57%	$2,266,655	$80,654	4.76%	$2,119,365	$66,690	4.21%

BORROWINGS:
FHLB Advances and Other Borrowings	$285,199	$3,785	5.27%	$222,338	$2,919	5.27%	$158,998	$2,084	5.20%	$226,000	$8,875	5.25%	$127,364	$4,699	4.93%
Junior Subordinated Debentures	82,406	1,675	8.06%	82,406	1,660	8.08%	82,406	1,672	8.05%	82,406	4,974	8.07%	82,406	4,734	7.68%

Total Borrowings	$367,605	$5,460	5.89%	$304,744	$4,579	6.03%	$241,404	$3,756	6.17%	$308,406	$13,849	6.00%	$209,770	$9,433	6.01%

TOTAL INTEREST-BEARING LIABILITIES	$2,683,930	$33,342	4.93%	$2,551,665	$31,270	4.92%	$2,427,883	$28,934	4.73%	$2,575,061	$94,503	4.91%	$2,329,135	$76,123	4.37%

NET INTEREST INCOME		$37,855			$38,590			$39,730			$114,510			$114,982

NET INTEREST SPREAD			3.08%			3.25%			3.56%			3.22%			3.69%

NET INTEREST MARGIN			4.26%			4.51%			4.79%			4.46%			4.85%